Exhibit 3.163

BYLAWS

OF

HARRAH’S RENO HOLDING COMPANY, INC.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE.—The registered office of the corporation shall be established and maintained at the office of the UNITED STATES CORPORATION COMPANY, 502 East John Street, Room E, City of Carson City, State of Nevada 89701, and said UNITED STATES CORPORATION COMPANY shall be the registered agent of this corporation in charge thereof.

SECTION 2. OTHER OFFICES.—The corporation may establish such other offices, within or without the State of Nevada, at such place or places as the Board of Directors from time to time may designate, or which the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS.—Annual meetings of stockholders for the election of Directors and for such other business as may be stated in the notice of the meeting, shall be held at any place within or without the State of Nevada, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall on a legal holiday of the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day.

SECTION 2. SPECIAL MEETINGS.—Special meetings of the stockholders, for any purpose or purposes, may be called by the President, the Board of Directors, or by a majority of the stockholders entitled to vote on the business proposed to be transacted thereat. Such meetings may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting.

SECTION 3. NOTICE OF MEETINGS.—Written or printed notice, stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, by United States mail, postage prepaid, not less than ten (10) nor more than sixty (60) days before the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all stockholders entitled to vote thereat.

SECTION 4. VOTING.—At each annual meeting the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting. The vote for Directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections of Directors shall be by a plurality of the votes cast, and all questions shall be decided by a majority vote, except as otherwise provided by the Articles of Incorporation or by the laws of the State of Nevada.

The Directors may prescribe a period not exceeding sixty (60) days prior to any meeting of stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty (60) days prior to the holding of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at any such meeting.

Each stockholder entitled to vote, in accordance with the terms of the Articles of Incorporation and the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after six (6) months from its date unless such proxy provides for a longer period. In no case shall any proxy be given for a period in excess of seven (7) years from the date of its execution.

SECTION 5. QUORUM.—Except as provided in the next section hereof, any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If, at any meeting, less than a quorum shall be present or represented, those present, either in person or by proxy, shall have the power to adjourn the meeting front time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 6. ACTION WITHOUT MEETING.—Any action to be taken by the stockholders may be taken without a meeting including the election of Directors, if, prior to such action, all stockholders entitled to vote thereon shall consent in writing to such action being taken, and such consent shall be treated for all purposes as vote at a meeting.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM.—The number Of Directors shall be not less than four (4) nor more than seven (7), until changed by amendment of these Bylaws. The Directors shall be elected at the annual meeting of stockholders, unless elected by written consent of stockholders pursuant to the Nevada Revised Statutes 78.320, and each Director shall be elected to serve until his successor shall be elected and shall have qualified.

At least one-fourth (1/4) in number of the directors must be elected annually.

Directors need not be stockholders.

SECTION 2. QUORUM.—A majority of the Directors shall constitute a quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

SECTION 3. FIRST MEETING.—The newly elected Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of stockholders or the time and place of such meeting may be fixed by written consent of the entire Board.

SECTION 4. ELECTION OF OFFICERS.—At the first meeting, or at at any subsequent meeting called for that purpose, the Directors shall elect the officers of the corporation, as more specifically set forth in ARTICLE V of these Bylaws. Such officers shall hold office until the next annual election of officers, or until their successors are elected and shall have qualified.

SECTION 5. REGULAR MEETINGS.—Regular meetings of the Board of Directors shall be held, without call, at such places and times as shall be determined, from time to time, by resolution of the Board of Directors.

SECTION 6. SPECIAL MEETINGS.—Special meetings of the Board of Directors may be called by the President, or by the Secretary on the written request of a majority of the Board of Directors on four (4) days notice to each Director.

SECTION 7. PLACE OF MEETINGS.—The Directors may hold their meetings, and have one or more offices, and keep the books of the corporation outside the State of Nevada at any office or offices of the corporation, or at any other place as they from time to time by resolution may determine.

SECTION 8. ACTION WITHOUT MEETING.—Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 9. GENERAL POWERS OF DIRECTORS.—The Board of Directors shall have the management of the business of the corporation, and, subject to the restrictions imposed by law exercise all the powers of the corporation.

SECTION 10. SPECIFIC POWERS OF DIRECTORS.—Without prejudice to such general powers, it hereby is expresssly declared that the Directors shall have the following powers:

(1) To make and change regulations, not inconsistent with these Bylaws, for the management of the business and affairs of the corporation.

(2) To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire.

(3) To pay for any property purchased for the corporation, either wholly or party in money, stock, bonds, debentures or other securities of the corporation.

(4) To borrow money and make and issue notes, bonds and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and things necessary to effecutate the same.

(5) To remove any officer for cause, or any officer, other than the President, summarily, without cause, and, in their discretion, from time to time to devolve the powers and duties of any officer upon any other person for the time being.

(6) To appoint and remove or suspend subordinate officers, agents, or factors as they may deem necessary, and to determine their duties, and to fix and from time to time to change their salaries or remuneration, and to require security as and when they think fit.

(7) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, agents and factors.

(8) To determine who shall be authorized, on behalf of the corporation, to make and sign bills, notes, acceptances, endorsements, contracts and other instruments.

(9) To determine who shall be entitled, in the name and on behalf of the corporation, to vote upon or to assign and transfer any shares of stock, bonds or other securities of other corporations held by this corporation.

(10) To delegate any of the powers of the Board, in relation to the ordinary business of the corporation, to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they deem fit.

(11) To call special meetings of the stockholders for any purpose or purposes.

SECTION 11. COMPENSATION.—Directors shall not receive any stated salary for their services as Directors, but, by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting.

Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation therefor.

ARTICLE IV

COMMITTEES

SECTION 1. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in said resolution or resolutions or in these Bylaws shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 2. Committees shall keep regular minutes of their proceedings, and report the same to the Board of Directors when required.

ARTICLE V

OFFICERS

SECTION 1. OFFICERS.—The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of stockholders. The Directors shall elect a President, a Secretary and a Treasurer; they may also elect a Chairman of the Board, one or more Vice Presidents, and such Assistant Secretaries and Assistant Treasurers as they may deem proper. Any person may hold two or more offices.

The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

SECTION 2. CHAIRMAN OF THE BOARD.—The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board, and he shall have and perform such other duties as from time to time may be assigned to him by the Board.

SECTION 3. PRESIDENT.—The President shall be the chief executive officer of the corporation, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders, if present thereat, and, in the absence or non-election of the Chairman of the Board, at all meetings of the Board of Directors. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and he shall cause the corporate seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the Secretary or the Treasurer, or an Assistant Secretary or an Assistant Treasurer.

SECTION 4. VICE PRESIDENTS.—Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Directors.

SECTION 5. SECRETARY.—The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the Board of Directors, or the stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all proceedings of meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President. He shall have custody of the corporate seal, and shall affix said seal to all instruments requiring it, when authorized by the Board of Directors or the President, and shall attest the same.

SECTION 6. TREASURER.—The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belong to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his transactions as Treasurer, and of the financial condition of the corporation.

If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board shall prescribe.

SECTION 7. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.—Assistant Secretaries and Assistant Treasurers, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Directors.

ARTICLE VI

RESIGNATIONS; FILLING OF VACANCIES;

INCREASE IN NUMBER OF DIRECTORS;

REMOVAL FROM OFFICE

SECTION 1. RESIGNATIONS.—Any Director, member of a committee, or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 2. FILLING OF VACANCIES.—If the office of any officer, Director or member of a committee becomes vacant, the remaining Directors in office, although less than a quorum, may appoint, by a majority vote, any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor, or until his sucessor shall be duly chosen and shall have qualified.

Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board, for a term of office continuing only until the next election of Directors by the stockholders, or may be filled by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

SECTION 3. INCREASE IN NUMBER OF DIRECTORS.—The number of Directors may be increased at any time by the affirmative vote of a majority of the entire Board, or by the affirmative vote of a majority in interest of the stockholders, at a special meeting called for that purpose, and, by like vote, pursuant to SECTION 2 of this ARTICLE VI, the additional Director or Directors may be chosen at such meeting to hold office until the next annual election or until their successors are elected and shall have qualified.

SECTION 4. REMOVAL FROM OFFICE.—At a meeting of stockholders expressly called for such purpose, any or all members of the Board of Directors may be removed, with or without cause, by a vote of the holders of not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to vote thereon, and said stockholders may elect a successor or successors to fill any resulting vacancies, for the unexpired terms of the removed Directors.

Any officer or agent, or member of a committee elected or appointed by the Board of Directors, may be removed by said Board whenever, in its judgment, the best interests of the corporation shall be served thereby.

ARTICLE VII

CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK.—Certificates of stock, numbered, and with the seal of the corporation affixed, signed by the President or a vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, shall be issued to each stockholder, certifying to the number of shares owned by him in the corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk, and by a registrar, the signatures of such President, vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimiles.

In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2. LOST CERTIFICATES.—A new certificate of stock may be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed, and the Directors may, at their discretion, request the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, but not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate.

SECTION 3. TRANSFER OF SHARES.—Subject to the restrictions that may be contained in the Articles of Incorporation, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificate shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, or to any such other person as the Directors may designate, by whom they shall be cancelled, and new certificates thereupon shall be issued. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk, and by a registrar, the signatures of such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimiles.

SECTION 4. CLOSING OF TRANSFER BOOKS.—The Board of Directors shall have the power to close the stock transfer books of the corporation for the purpose of determining stockholders entitled to notice of, or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. The Directors may prescribe a period not exceeding 60 days prior to any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than 60 days prior to the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

SECTION 5. DIVIDENDS.—Subject to the provisions of the Articles of Incorporation and the laws of the State of Nevada, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the corporation, as and when they may deem expedient.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 1. CORPORATE SEAL.—The Board of Directors shall adopt and alter a common seal of the corporation. Said seal shall be circular in form and shall contain the name of the corporation, the year of its creation, and the words: “CORPORATE SEAL, NEVADA”. It may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

SECTION 2. FISCAL YEAR.—The fiscal year of the corporation shall end on the 31st day of December of each calendar year.

SECTION 3. CHECKS, DRAFTS, NOTES.—All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as from time to time shall be determined by resolution of the Board of Directors.

SECTION 4. CORPORATE RECORDS.—The corporation shall keep correct and complete books of account and minutes of the proceedings of its stockholders and Directors.

The corporation shall keep and maintain at its principal office in Nevada a certified copy of its Articles of Incorporation and all amendments thereto, a certified copy of its Bylaws and all amendments thereto, a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all stockholders, their residence addresses, and the number of shares held by them, respectively. In lieu of the stock ledger or duplicate stock ledger, a statement may be filed in the principal office stating the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address (including street and number, if any) where such stock ledger or duplicate stock ledger is kept.

SECTION 5. NOTICE AND WAIVER OF NOTICE.—Whenever, pursuant to the laws of the State of Nevada or these Bylaws, any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Any notice required to be given nay be waived, in writing, by the person or persons entitled thereto, whether before or after the time stated therein.

ARTICLE IX

AMENDMENTS

SECTION 1. AMENDMENTS OF BYLAWS.—The stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote, or the Directors, by the affirmative vote of a majority of the entire Board, may at any meeting amend or alter any of these Bylaws, provided that the substance of the proposed amendment shall have been stated in the notice of the meeting, and further provided that the stockholders entitled to vote with respect to the Bylaws may alter, amend or repeal any Bylaw or Bylaws made or adopted by the Board of Directors.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1) That I am the duly elected and acting Secretary of Harrah’s Reno Holding Company, Inc., a Nevada corporation; and

(2) That the foregoing Bylaws, comprising eleven (11) pages, constitute the Bylaws of said corporation as duly adopted by the written consent of the Board of Directors of said corporation as of February 23, 1988.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 23rd day of February, 1988.

/s/ William R. Sherman
William R. Sherman
Secretary